Exhibit 10.2
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

HP CONFIDENTIAL
FOR DOT HILL ONLY
AMENDMENT EIGHT
TO PRODUCT PURCHASE AGREEMENT NO. PRO02542-060507
This Amendment Eight to the Product Purchase Agreement No. PRO02542-060507 dated September 10, 2007, (the “Amendment Eight”) dated September 26, 2008, (the “Amendment Eight Effective Date”) is between DOT HILL SYSTEMS CORP. (“DOT HILL”), a Delaware corporation, with offices at 2200 Faraday Avenue, Suite 100, Carlsbad, CA 92008, and Hewlett-Packard Company (“HP”), a Delaware corporation, with offices at 3000 Hanover Street, Palo Alto, California 94304. DOT HILL and HP may be referred to individually as a “Party” and collectively as “Parties.”
WHEREAS, DOT HILL and HP have entered into that certain Product Purchase Agreement dated as of September 10, 2007 including all exhibits and amendments thereto, (collectively, the “Agreement”), whereby DOT HILL authorized HP to distribute and promote certain products and services pursuant to the terms and conditions contained therein;
WHEREAS, DOT HILL and HP each desires to amend the Agreement to include the production, associated maintenance, support, sale and distribution of additional Product as specified herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	§4.6 Material Cost Reductions. Section 4.6 is hereby deleted in its entirety. In its place, the following shall be inserted.

4.6 Material Cost Reductions.

4.6.1. Price Decreases during [...***...]. Price reductions will first be passed to HP at the start of the [...***...]. For the period from [...***...], Supplier has provided an automatic, [...***...], which price decrease is already reflected in the pricing tables set forth at Exhibit E-7 (“Pricing Tables”). (The Pricing Tables also include [...***...].) For the period from [...***...], Supplier has automatically provided [...***...], which is already reflected in the Pricing Tables. These pricing decreases shall take effect on the aforementioned dates, and shall not be delayed based on [...***...] by Supplier. Such price reductions for [...***...].

4.6.2. Price Decreases [...***...]. From [...***...], HP shall enjoy the benefit of [...***...] irrespective of when during the [...***...] period the cost

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HP CONFIDENTIAL
FOR DOT HILL ONLY
reduction was implemented. The determination of which [...***...] shall be made every [...***...] and performed as follows: [...***...]. A price decrease based on the [...***...] shall be applied to the pricing for the following [...***...], but shall take effect [...***...] into the following [...***...]. The [...***...] period has been granted to allow Supplier time to properly calculate the cost reduction achieved. Such price reductions for [...***...].

4.6.3. Example of Calculating [...***...]. For example, the first [...***...] calculation shall be made at the beginning of [...***...], shall compare the [...***...], and shall be applied to pricing for the period of [...***...] if the calculation yields a price decrease [...***...].

4.6.4. Dot Hill’s Retention of Cost Reduction Benefits and Efforts to Achieve Cost Reduction Benefits. Other than the two automatic rounds of price decreases described in Section 4.6.1 [...***...]. Effective [...***...], all achieved cost reduction benefits will be [...***...] described in Sections 4.6.2 and 4.6.3. The parties will periodically engage in additional Joint Cost Reduction Efforts, from time to time, upon mutual agreement.

4.6.5. Approval for Cost Reduction Actions. To the extent that any cost reduction action requires HP’s approval as per Exhibit F (Engineering Process Or Design Changes), such approval shall be secured by Supplier prior to implementation of the cost reduction action.

2.	Exhibit (E) (Pricing) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (E) Exhibit (E-8) attached hereto.
Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

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HP CONFIDENTIAL
FOR DOT HILL ONLY
IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their duly authorized representatives on the dates indicated below.

DOT HILL SYSTEMS CORP.		HEWLETT-PACKARD COMPANY

By:	/s/ Hanif Jamal	By:	/s/ Robin Hensley

Name:	Hanif Jamal	Name:	Robin Hensley

Title:	CFO	Title:	VP & General Manager,

Entry Storage Division

Date:	September 30, 2008	Date:	September 30, 2008

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HP CONFIDENTIAL
FOR DOT HILL ONLY
EXHIBIT (E-8)
1.0 Product Pricing. Subject to the provisions of Section 4.6 of the Agreement, prices for certain Products are set forth in the pricing table attached to this Exhibit (the “Pricing Tables”). If a Product’s price is listed on the Pricing Tables, such pricing supersedes any previous pricing for that Product. However, if a Product is not listed on the Pricing Tables [...***...], this Exhibit does not supersede previous pricing, and the pricing shall be as last agreed to by the parties, in writing.
2.0	Agreements Regarding [...***...] Pricing [...***...] Supply Chain Issues.
2.1	Lump Sum Payments to Supplier. Per the agreement between Supplier and HP effective January 4, 2008, among other things Supplier agreed to provide HP with a product price reduction effective July 1, 2008. Supplier agrees to adhere to the terms in the agreement and offer HP their price reduction. [...***...], at HP’s sole discretion. In order to partially compensate Supplier, HP will pay Supplier a maximum of $1.7 million for the third calendar quarter of 2008 and a maximum of $1.3 million for the fourth calendar quarter of 2008 to reimburse Supplier for the price reductions provided to HP, effective July 1, 2008. If the actual amount of the total price reduction, as calculated by the number of units shipped during the third calendar quarter multiplied by the price of the units shipped multiplied by the total price reduction percentage, [...***...]. If the actual amount of the total price reduction, as calculated by the number of units shipped during the fourth calendar quarter multiplied by the price of the units shipped multiplied by the total price reduction percentage[...***...].

2.2	[...***...] Payments Made by HP. Prior to July 1, 2008, shipping charges were included in the Product pricing supplied to HP. There are instances where [...***...]. For [...***...] incurred by HP prior to July 1, 2008, HP hereby [...***...]. Pricing supplied to HP and effective July 1, 2008 and beyond (including the Pricing Tables) [...***...] unless otherwise agreed to by the parties in writing. To the extent that HP paid (or in the future pays) [...***...] made after July 1, 2008 or, conversely, HP was not charged [...***...] made after July 1, 2008 [...***...].

2.3	PPV and [...***...]. Prior to the Amendment Eight Effective Date, Supplier [...***...] and Supplier’s [...***...]. Supplier hereby [...***...] experienced prior to the Amendment Eight Effective Date.

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HP CONFIDENTIAL
FOR DOT HILL ONLY
2.4	Future Supplier Requests Regarding [...***...]. The [...***...] payments described in Section 2.1, [...***...] described in Section 2.2, and other provisions in this Amendment Eight have been agreed upon by HP [...***...] with respect to past shipments of Products and future Products that are purchased and shipped using the pricing set forth on the Pricing Tables. Supplier will not request any further action from HP to [...***...] for past shipments of Products or future shipments purchased using pricing set forth on the Pricing Tables through the end of calendar year 2010.

2.5	Reconciliation of Pricing Effective July 1, 2008. The parties agree that the Pricing Tables set forth in this Exhibit E-8 shall apply [...***...] to shipments of Products as of July 1, 2008. However, for a period of time during the third calendar quarter 2008, such pricing [...***...]. Promptly after the Effective Date of this Amendment Eight, the parties agree [...***...], whichever is appropriate.
3.0	Further Explanation of the Pricing Tables
3.1	Supplier hereby states that the Pricing Tables for the period of Q4 2008 reflect an additional [...***...].

3.2	Supplier hereby states that the Pricing Tables do not include any premium or additional amounts [...***...]. Therefore, the price of [...***...] is the same as the December 2007 Pricing, except that charges for [...***...] have been removed.

3.3	Supplier hereby states that the Pricing Tables already include and reflect the two, automatic, [...***...] in pricing, discussed in Section 4.6 of the Agreement, one of which takes effect [...***...] and one of which takes effect [...***...]. Such automatic decreases shall take effect on the days noted, above and shall not be delayed due to any [...***...] made by Supplier.

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